CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Select Equity Trust


We consent to the use of our report dated March 27, 1998 for Evergreen Select Small Cap Growth Fund incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
June 30, 1998